Exhibit 10.03
ALPHABET INC.
AMENDED AND RESTATED 2021 STOCK PLAN
ALPHABET PERFORMANCE STOCK UNIT AGREEMENT

This Alphabet Performance Stock Unit Agreement (this “Agreement”) is entered into as of the Grant Date (as defined below) by and between the Participant (as defined below) and Alphabet Inc., a Delaware corporation (“Alphabet”, and together with its Subsidiaries, the “Company”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to such terms in the Alphabet Inc. Amended and Restated 2021 Stock Plan (the “Plan”).

I.GRANTS

Pursuant to the Plan, Alphabet hereby awards grants of performance stock units (“PSUs,” and each grant of PSUs, a “Grant”). Certain details of the PSUs, specifically the name of the individual being granted PSUs under this Agreement (the “Participant”), the date on which the PSUs subject to this Agreement are granted (the “Grant Date”), the number of PSUs granted (the “Target Award”) and the Performance Period during which the PSUs are earned (collectively, the “PSU Details”) are accessible to the Participant through the Participant’s brokerage account and the PSU Details are hereby incorporated into this Agreement by reference. Each PSU represents the right to receive one share of Capital Stock, subject to the terms and conditions of the Plan and this Agreement, including any additional terms and conditions for the jurisdiction in which the Participant resides and/or works contained in Exhibit B or any other appendix hereto (the “Appendix”). The number of PSUs earned under each Grant may be equal to, greater than or less than its Target Award (including zero).
II. TERMS OF PSUs

I.Vesting of PSUs.

(a)In General. Except as otherwise provided in subsections (b) and (c) below, the number of PSUs (if any) earned by the Participant under each Grant based on Alphabet’s performance against the Performance Goals (as defined in Exhibit A) during the applicable Performance Period as determined by the Committee in accordance with Exhibit A (each, a “Final Award”) will vest on the Determination Date (as defined in Exhibit A) for such Grant, subject to the Participant’s continued employment with, or service to, the Company through such date, and be settled in accordance with Section II.2 below, and any unvested PSUs will be forfeited as of the Determination Date and the Participant will have no further rights to such unvested PSUs. In the event the Participant ceases to be employed by, or ceases to provide services to, the Company prior to the Determination Date for a Grant for any reason other than (i) death (as set forth in subsection (b) below) or (ii) termination by the Company without Cause (as set forth in subsection (c) below), all of the then outstanding and unvested PSUs granted under this Agreement will be forfeited effective as of the date that the Participant ceases to be employed by, or ceases to provide services to, the Company (the “Termination Date”) and the Participant will have no further rights to such unvested PSUs. Prior to any actual delivery of shares of Capital Stock pursuant to the PSUs, the PSUs represent an unfunded, unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

(b)Death of the Participant. In the event that the Participant ceases to be employed by, or ceases to provide services to, the Company as a result of the Participant’s death (i)(x) prior to the start of the Performance Period of a Grant or during the Performance Period of a Grant, then the Target Award in respect of such Grant shall immediately vest as of the Termination Date or (y) following the end of the Performance Period of a Grant but prior to its Determination Date, then the Final Award (as determined by the Committee in accordance with Exhibit A) in respect of such Grant shall immediately vest as of such Determination Date and (ii) any delivery of shares of Capital Stock to be made to the Participant under this Agreement will be made, subject to satisfaction of all applicable Tax-Related Items, as described in Section II.4 below, to the Participant’s designated beneficiary; provided, that, such beneficiary has been designated prior to the Participant’s death; in the absence of any such effective designation, the shares will be delivered to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish Alphabet with (A) written notice of his or her status as transferee, (B) a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (C) an agreement by the transferee to comply with all the terms and conditions of PSUs that are or would be applicable to the Participant and to be bound by the acknowledgments made by the Participant hereunder. Delivery of the shares of Capital Stock in respect of PSUs vesting pursuant to this Section II.1(b) will be made as soon as practicable following the Termination Date or the Determination Date, as applicable, but in no event later than forty-five (45) days following such date and the Company shall have no further obligations under this Agreement.

(c)Termination of the Participant without Cause. In the event that the Participant ceases to be employed by, or ceases to provide services to, the Company as a result of the Company’s termination of the Participant’s employment or services without Cause prior to the Determination Date for a Grant, then the number of PSUs (if any) calculated by multiplying the Final Award (as determined by the Committee in accordance with Exhibit A) in respect of such Grant by a fraction, the numerator of which is the number of calendar days during the Performance Period during which the Participant was employed by, or providing services to, the Company and the denominator of which is the aggregate number of calendar days in the Performance Period, will vest and be settled in accordance with Section II.2 below and any unvested PSUs will be forfeited as of the Determination Date and the Participant will have no further rights to such unvested PSUs; provided, that if the Termination Date occurs prior to the start of the Performance Period of a Grant, all PSUs under the Grant will be immediately forfeited as of the Termination Date and the Participant will have no further rights to such PSUs.

For purposes of this Agreement, “Cause” means any of the following: (i) a willful failure by Participant, in the good faith judgment of the Board, to substantially perform the duties associated and consistent with the scope of the Participant’s position; (ii) the Participant’s refusal to implement or follow a lawful directive from the Board or CEO; (iii) the Participant’s breach of fiduciary duty to the Company; (iv) the Participant’s material breach of any written agreement between the Participant and the Company, including, without limitation, any applicable At-Will Employment, Confidential Information and Invention Assignment Agreement; (v) the Participant's intentional engagement in conduct that is materially injurious to the Company (economically or reputationally), including but not limited to, misappropriation of trade secrets or any other tangible or intangible property of the Company, fraud or embezzlement, but excluding any conduct by Participant that is consistent with or pursuant to a lawful directive of the Board or CEO; (vi) the Participant's material violation of a material provision of the Code of Conduct or any policy of Alphabet, Google LLC or any other affiliate of Alphabet that is applicable to the Participant (e.g., policy against sexual harassment, Alphabet's Policy Against Insider Trading (the "Trading Policy"), etc.); (vii) the Participant's material violation of any federal or state law or regulation applicable to the business of the Company; (viii) the Participant's violation of any securities laws, rules or regulations, or the rules and regulations of any securities exchange or association of which the Company is a member, failure to cooperate with the Company in any investigation or formal proceeding or being found liable in a Securities and Exchange Commission enforcement action or otherwise being disqualified from serving in the Participant’s position; (ix) the Participant’s engaging in gross misconduct; (x) a substantiated finding by the Company (or its delegate) of sexual harassment, sexual misconduct or retaliation; (xi) the Participant being under investigation for sexual harassment, sexual misconduct or retaliation; or (xii) the Participant’s commission of a felony under the laws of the United States or any state thereof or any comparably-classified crime under the laws of a non-US jurisdiction or other serious crime involving moral turpitude. Notwithstanding the foregoing, termination of the Participant's employment or service under (i), (ii), (iii), (iv) or (vi) (only) above will not be for “Cause” unless the Company determines in its sole discretion that the conduct alleged to constitute “Cause” is susceptible of cure or remedy; and, if so, the Participant: (a) is provided with written notice setting forth with specificity the conduct alleged to constitute “Cause,” (b) is provided not less than 30 days following such notice (the “Cure Period”) to cure or remedy such conduct prior to the effective date of the Participant's termination of employment or services, during which period the Participant shall be provided the opportunity at the Participant’s election to address the Board with respect to such conduct (with the assistance of legal counsel, if requested) and (c) fails to cure or remedy such conduct during the Cure Period.

2.Settlement of PSUs. Settlement of vested PSUs in respect of a Grant shall occur as soon as practicable following the applicable Determination Date, but in no event later than forty-five (45) days following such Determination Date, and the Company shall have no further obligations under such Grant. Alphabet will settle vested PSUs by issuing (either in book-entry form or otherwise) to the Participant (or the Participant’s beneficiary or estate, in the event of the Participant’s death), one share of Capital Stock for each vested PSU, subject to satisfaction of all applicable Tax-Related Items, as described in Section II.4 below.

3.Adjustment Upon Certain Changes. In the event of any transaction or other event described in Section 9 of the Plan, each Grant shall be treated the same way as all other performance stock units issued under the Plan held by the executive officers of Alphabet in office at the time of such event; provided, that in addition to any actions taken by the Committee in respect of such awards pursuant to Sections 9(c) and (d) of the Plan, to the extent determined by the Committee to be necessary and appropriate in its sole discretion, the number of PSUs subject to each Grant will be fixed at its Target Award.

4.Taxes.

(a)Liability for Tax-Related Items. The Participant acknowledges that the Participant is ultimately liable and responsible for any and all income taxes (including federal, state and local income taxes), payroll taxes and other tax-related withholding (the “Tax-Related Items”) arising in connection with PSUs, regardless of any action the Company takes with respect to such Tax-Related Items. The Participant further acknowledges that the Company (i) does not make any representation or undertaking regarding the treatment of any Tax-Related Items in connection with any aspect of PSUs, including the grant, vesting and settlement of PSUs under any Grant, or the subsequent sale of shares of Capital Stock acquired upon settlement of any PSUs and the receipt of any dividends and/or dividend equivalents and (ii) does not commit, and is under no obligation, to structure the terms of PSUs or any aspect of PSUs under any Grant to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.

(b)Payment of Withholding Taxes. Alphabet shall, pursuant to such procedures as the Committee may specify from time to time, withhold a number of shares of Capital Stock otherwise issuable upon settlement of any vested PSUs having an aggregate Fair Market Value sufficient to satisfy the federal, state and local withholding tax requirements attributable to vested PSUs but not greater than the withholding obligations, as determined by the Committee in its discretion; provided, that, the Committee hereby reserves the discretion to amend this Agreement by notice to the Participant and without obtaining the Participant’s consent, to allow the Committee to use any one or more methods permitted by the Plan to satisfy the federal, state and local withholding tax requirements attributable to the PSUs being settled.

5.Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of Alphabet in respect of any shares of Capital Stock deliverable pursuant to PSUs unless and until such shares of Capital Stock have been issued on the records of Alphabet or its transfer agents or registrars. After such issuance, the Participant will have all the rights as a stockholder of Alphabet with respect to such shares of Capital Stock.

Notwithstanding the foregoing, in the event that any dividend or other distribution is declared and paid on shares of Capital Stock after the Grant Date (the date of such dividend or other distribution, the “Dividend Payment Date”), dividend equivalents in the form of additional PSUs shall be credited to the Participant. The number of additional PSUs to be credited as dividend equivalents to such Participant shall be determined (x) to the extent the dividend or other distribution is in the form of cash, by dividing (A) the product of (i) the total number of outstanding and unsettled Target Award PSUs held by the Participant immediately prior to the Dividend Payment Date, and (ii) the per-share amount of the dividend paid on shares of Capital Stock on the Dividend Payment Date, by (B) the Fair Market value of a share of Capital Stock on the Dividend Payment Date and (y) to the extent the dividend is in the form of Capital Stock, by multiplying (x) the total number of outstanding and unsettled Target Award PSUs held by the Participant immediately prior to the Dividend Payment Date and (y) the number of shares of Capital Stock paid as a dividend per share of Capital Stock. Any additional PSUs credited to the Participant under this Section 5 as dividend equivalents shall be subject to the restrictions and conditions that apply to the PSUs with respect to which such additional PSUs are credited and will be earned and payable if and when the underlying PSU becomes earned and payable, including taking into account the percentage of Target Award earned per Exhibit A. If the underlying PSU does not vest or is otherwise forfeited, any additional PSUs credited under this Section 5 with respect to the underlying PSU will also fail to vest and be forfeited. Notwithstanding anything herein to the contrary, the Committee may specify an alternative form of dividend equivalents from that specified herein with respect to any such dividend or other distribution.

6.No Special Employment Rights; No Right to Future Awards. Nothing contained in this Agreement shall confer upon the Participant any right with respect to the continuation of the Participant’s employment by, or service to, the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the Grant Date. The award of the Grants is at the sole discretion of Alphabet and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been awarded to the Participant repeatedly in the past.

7.PSUs Not Transferable. Except to the limited extent provided in Section II.1(b) above, PSUs and the rights and privileges conferred under the Grants awarded hereby may not be transferred, assigned, pledged or hypothecated in any way by the Participant (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process. Any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise transfer PSUs, or any right or privilege conferred under the Grants awarded hereby, and any attempted sale under any execution, attachment or similar process, shall be void and unenforceable against the Company.

Notwithstanding the immediately preceding paragraph, and subject to the terms and conditions of this paragraph, the Participant may, with the Company's express written consent, transfer all or a portion of any unvested Grants (but only a whole number of PSUs subject to any Grant) into one or more trusts for the purposes of estate planning (the "Trust"). Any Trust must: (a) be subject to any and all terms and conditions of the Plan and this Agreement, including, but not limited to, Section II.1 of this Agreement; (b) be described in General

Instruction A.1(a)(5) of Form S-8; (c) not provide Participant with any consideration in connection with a transfer permitted under this paragraph; and (d) if requested by the Company, comply with the Trading Policy (as it may be amended from time to time). The Participant acknowledges and agrees that the Company has not made, and does not make in connection with the Grants made under this Agreement, any representations under any applicable law, including, but not limited to, federal or state tax, securities, property, probate or other estate laws, and that the Participant is solely responsible for compliance with all such applicable laws, with respect to any Grants or PSUs transferred into a Trust as permitted under this paragraph.

8.Modification; Entire Agreement; Waiver. No modification of any provision of this Agreement which reduces the Participant’s rights hereunder will be valid unless the same is agreed to in writing by the parties hereto. This Agreement, including Exhibit A and the Appendix in Exhibit B, together with the Plan, represent the entire agreement between the parties with respect to the PSUs awarded by the Grants hereunder. The failure of Alphabet to enforce at any time any provision of this Agreement will in no way be construed to be a waiver of such provision or of any other provision hereof. Alphabet reserves the right, however, to the extent Alphabet deems necessary or advisable in its sole discretion, to unilaterally alter or modify the terms of the Grants awarded under this Agreement in order to ensure that PSUs either qualify for exemption from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”); provided, however that the Company makes no representations that PSUs will be exempt from, or will comply with, the requirements of Section 409A.

9.Binding Agreement. Subject to the limitation on the transferability of PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

10.Additional Conditions to Issuance of Shares of Capital Stock. Alphabet shall not be required to issue any shares of Capital Stock hereunder prior to fulfillment of all of the following conditions: (a) the completion of any registration or other qualification of such shares of Capital Stock under any federal, state or local law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or under any stock exchange on which the shares of Capital Stock are listed for trading, which the Committee shall, in its absolute discretion, deem necessary or advisable; (b) the obtaining of any approval or other clearance from any federal, state or local governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (c) the lapse of such reasonable period of time not to exceed forty-five (45) days following a Determination Date as the Committee may establish from time to time for reasons of administrative convenience.

11.Plan Governs. This Agreement is subject in all respects to all terms and provisions of the Plan and the Plan document is hereby incorporated into this Agreement. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will control.

12.Policy Against Insider Trading; Recoupment.

(a)By accepting the Grants, the Participant acknowledges and agrees that (i) a copy of the Trading Policy is accessible to the Participant, (ii) the Participant has had an opportunity to review the Trading Policy and (iii) the Participant is bound by all the terms and conditions of the Trading Policy

(b)By accepting the Grants, the Participant acknowledges and agrees that (i) incentive-based compensation paid to the Participant pursuant to this Agreement may be subject to recoupment or clawback to the extent permitted or required (A) by applicable law or applicable listing standards of a national securities exchange or (B) pursuant to the terms and conditions of the Company’s Clawback Policy, as may be in effect from time to time, (ii) (A) a copy of the Company’s Clawback Policy is accessible to the Participant, (B) the Participant has had an opportunity to review the Clawback Policy and (C) the Participant is bound by all the terms and conditions of the Clawback Policy and (iii) Participant authorizes such recoupment or clawback and agrees to comply with any Company request or demand for such recoupment or clawback.

13.Committee Authority. The Committee has full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and this Agreement and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. All actions taken and all interpretations and determinations made by the Committee will be final and binding upon the Participant, the Company and all other interested persons.

14.Captions. Captions provided herein are for convenience only and shall not affect the scope, meaning, intent or interpretation of the provisions of this Agreement.

15.Severability. In the event that any provision in this Agreement is held to be invalid or unenforceable for any reason, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

16.Governing Law. This Agreement shall be construed and administered in accordance with the laws of the State of California without regard to its conflict of law principles.

17.Section 409A Compliance. It is intended that the Plan and the Agreement comply with, or be exempt from, the requirements of Section 409A and any related guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith or exempt therefrom. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Participant shall not be considered to have terminated employment with, or service to, the Company for purposes of this Agreement until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. Each amount to be paid or benefit to be provided pursuant to this Agreement shall be construed as a separate identified payment for purposes of Section 409A.

18.Employee Data Privacy.

(a)The Company is located at 1600 Amphitheatre Parkway, Mountain View, CA 94043, U.S.A., and grants employees of the Company and its affiliates PSUs at the Company’s sole discretion. If the Participant would like to be eligible to participate in the Plan, the Participant should review and accept the following information about the Company’s data processing practices.
(b)Data Collection and Usage. The Company collects, processes and uses the Participant’s personal data, including, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of stock or directorships held in the Company, and details of all PSUs cancelled, vested, unvested or outstanding in the Participant’s favor, which the Company receives from the Participant or the Participant’s employer. If the Company offers the Participant a grant of PSUs under the Plan, then the Company will collect the Participant’s personal data for purposes of implementing, administering and managing the Plan. The Company’s legal basis for the processing of the Participant’s personal data would be his or her consent.
(c)Stock Plan Administration Service Providers. The Company may transfer personal data to third parties which assist the Company with the implementation, administration and management of the Plan, including Charles Schwab & Co., Inc., Morgan Stanley Smith Barney, LLC, and/or such other third parties as may be selected by the Company. In the future, the Company may select a different service provider and disclose the Participant’s data with another company that serves in a similar manner. The Company’s service provider will open an account for the Participant to receive and trade shares of Capital Stock. The Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to the Participant’s ability to participate in the Plan.
(d)International Data Transfers. The Company and its service providers are based in the United States. If the Participant is outside the United States, the Participant should note that his or her country may have enacted data privacy laws that are different from those of the United States. The Company’s legal basis for the transfer of personal data is the Participant’s consent.
(e)Data Retention. The Company will use the Participant’s personal data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under applicable tax and securities laws. When the Company no longer needs the personal data, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal, tax or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
(f)Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and grant of consent is purely voluntary. The Participant may deny or withdraw his or her consent at any time. If the Participant does not consent, or if the Participant withdraws his or her consent, the Participant may not be able to participate in the Plan. This would not affect the Participant’s salary from or employment with the Participant’s employer; the Participant would merely forfeit the opportunities associated with the Plan.
(g)Data Subject Rights. The Participant may have a number of rights under data privacy laws in his or her country. Depending on where the Participant is based, the Participant’s rights may include the right to (a) request access to or copies of personal data the Company processes, (b) rectification of incorrect data, (c) deletion of data, (d) restrictions on processing, (e) portability of data, (f) lodge complaints with competent authorities in the Participant’s country, and/or (g) request a list with the names and addresses of any potential recipients of personal data. To receive clarification regarding the Participant’s rights or to exercise your rights, please contact gem-help@google.com.
(h)Additional Consents. Upon request of the Company or if different, the Participant’s employer, the Participant agrees to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Participant’s employer) that the

Company and/or the Participant’s employer may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that the Participant may not be able to participate in the Plan if he or she fails to provide any such consent or agreement requested by the Company and/or the Participant’s employer.
(i)Supplemental Notice at Collection for California Residents. The following additional disclosures are addressed and only apply to a Participant who resides in California. The categories of personal information that the Company collects from the Participant correspond with the following categories of “personal information” as defined in the California Consumer Privacy Act (“CCPA”): identifiers; any information that identifies, relates to, describes, or is capable of being associated with, a particular individual; characteristics of protected classifications under California or federal law (namely, age); commercial information; and professional or employment related information. The Company collects from the Participant the following category of “sensitive personal information” as defined in the CCPA: social security, driver’s license, state identification card and/or passport number. The Company does not use such sensitive personal information to infer characteristics about the Participant and only uses such sensitive personal information for the purposes referenced in subsection 1798.121(a) of the CCPA. The Company does not “sell” or “share” the Participant’s “personal information” as the CCPA defines these terms. The Company’s CCPA Privacy Policy is available at go/epp.
19.Appendix. Notwithstanding any provisions in this Agreement, if the Participant resides and/or works outside of the United States, certain additional general terms and conditions as set forth in the Appendix in Exhibit B will apply to the Participant. In addition, the PSUs shall be subject to any additional terms and conditions set forth in the Appendix for the jurisdiction in which the Participant resides and/or works. If the Participant relocates from the United States to a country outside the United States or relocates between the jurisdictions specified in the Appendix, the additional general and country-specific terms and conditions, as applicable, will apply to the Participant, to the extent that Alphabet determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

20.Acceptance. If the Participant has not affirmatively accepted or rejected the Grants through the Company’s designated online acceptance procedure prior to the settlement date, the Participant will be deemed to have accepted the Grants and the terms and conditions applicable to the Grants as set forth in the Plan and this Agreement (including Exhibit A and Exhibit B). If the Participant rejects the Grants, the Grants will be cancelled and no benefits from the Grants nor any compensation or benefits in lieu of the Grants will be provided to the Participant.

EXHIBIT A

A.Performance Goals. The number of PSUs that may be earned under each Grant will be determined based on Alphabet’s achievement of Threshold, Target or Maximum levels (“Performance Goals”) of cumulative total shareholder return (“TSR”) vs. the respective TSRs of the constituent companies in the S&P 100 Index (the “S&P 100 Index Companies”) (the “TSR Performance”) over the Performance Period in respect of such Grant. The terms “Threshold,” “Target” and “Maximum,” when used in this Exhibit A to describe Alphabet’s TSR Performance, are defined below:

Performance Goals	Alphabet’s Percentile Rank Relative to Peer Companies	Percentage of Target Award Earned (straight-line interpolation between Threshold and Target; and Target and Maximum)
Minimum	Below 25th percentile	0%
Threshold	At 25th percentile	50%
Target	At 50th percentile	100%
Maximum	At or above 75th percentile	200%

TSR Performance for Alphabet and for the S&P 100 Index Companies (each, a “Peer Company”) shall be calculated as follows:

(Ending Average Share Price – Starting Average Share Price) + Dividends Reinvested
Starting Average Share Price

Where:

Starting Average Share Price for both Alphabet and the Peer Companies is equal to the average closing price for each trading day in the 90 calendar day period ending on the calendar day immediately preceding the first day of the Performance Period (inclusive of such calendar day).

Ending Average Share Price for both Alphabet and the Peer Companies is equal to the average closing price for each trading day in the 90 calendar day period ending on the last calendar day of the Performance Period (inclusive of such last calendar day).

The Peer Companies are those companies (other than Alphabet) comprising the S&P 100 Index on the Grant Date adjusted as follows in the event of certain corporate events in connection with the Peer Companies:

Merger with Company in Peer Group	In the event of a merger, acquisition or business combination transaction of a Peer Company with or by another Peer Company, the surviving entity shall remain a Peer Company

Merger with Company not in Peer Group where Peer Company survives
In the event of a merger of a Peer Company with an entity that is not a Peer Company, or the acquisition or business combination transaction of a Peer Company by an entity that is not a Peer
Company, in each case where the Peer Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Company

Merger with Company not in Peer Group where Peer Company is not the survivor/Peer Company taken private
In the event of a merger or acquisition or business combination transaction of a Peer Company by or with an entity that is not a Peer Company or a “going private” transaction involving a Peer
Company where the Peer Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be a Peer Company

Bankruptcy, Liquidation or Delisting
In the event of a bankruptcy, liquidation or delisting of a Peer Company at any time during the Performance Period, such company shall remain a Peer Company and be assigned a TSR of
-100%. Delisting shall mean that a company ceases to be publicly traded on a national securities exchange as a result of any involuntary failure to meet the listing requirements of such national securities exchange, but shall not include delisting as a result of any voluntary going private or similar transaction.

Spin-off Transaction
In the event of a stock distribution from a Peer Company consisting of the shares of a new publicly-traded company (a “spin-off”), the Peer Company shall remain a Peer Company and the stock distribution shall be treated as a dividend from the Peer Company based on the fair market value of the distribution on the date of such distribution; the performance of the shares of the spun-off company shall not thereafter be tracked for purposes of calculating TSR

Dividends Reinvested for both Alphabet and the Peer Companies shall mean dividends paid with respect to an ex-dividend date that occurs beginning from the date when the Starting Average Share Price is measured through the end of the Performance Period (whether or not the dividend payment date occurs during this period), which shall be deemed to have been reinvested in the underlying Capital Stock or common shares, as applicable.

For TSR Performance, should Alphabet fail to achieve at least Threshold, zero percent (0%) of the Target Award shall be earned. Should Alphabet achieve (a) Threshold, fifty percent (50%) of the Target Award shall be earned, (b) Target, one hundred percent (100%) of the Target Award shall be earned, or (c) Maximum (or greater), two hundred percent (200%) of the Target Award shall be earned. Should Alphabet achieve a TSR Performance level that falls between Threshold and Target or between Target and Maximum, the percentage of the Target Award that shall be earned will be based upon straight-line interpolation between such Performance Goals, rounded up to the nearest whole share of Capital Stock.

B.Determination and Approval of Final Award. Within forty-five (45) days following the last day of the Performance Period, the Committee shall determine achievement in respect of the Performance Goals (the date of such determination, the “Determination Date”) and shall calculate and approve the Final Award in respect of such Grant. Any PSUs that are determined not to be earned by the Committee under such Grant will be forfeited as of the Determination Date and the Participant will have no further rights to such PSUs.

The Committee, in its sole discretion, shall make all determinations regarding the Performance Goals, including, but not limited to, the extent of achievement, and any adjustments to the calculation of TSR of Alphabet or the Peer Companies, as necessary or appropriate. Determinations made by the Committee will be final and binding on all parties and will be given the maximum discretion permitted by law.

EXHIBIT B
APPENDIX OF
ADDITIONAL TERMS AND CONDITIONS FOR
PARTICIPANTS OUTSIDE THE U.S.
ALPHABET INC.
AMENDED AND RESTATED 2021 STOCK PLAN

ALPHABET PERFORMANCE STOCK UNIT AGREEMENT
This Appendix, which is part of the Alphabet Performance Stock Unit Agreement (the “Agreement”), contains additional “terms and conditions” that will apply to the Participant if he or she resides and/or works outside the United States. The terms and conditions in Part A of this Appendix apply to all Participants who reside and/or work outside the United States. The additional terms and conditions in Part B of this Appendix will also apply to the Participant if he or she resides and/or works in one of the countries referenced in Part B. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and/or the Agreement.
Further, this Appendix includes information regarding certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the laws in effect in the respective countries as of March 2024. Such laws are often complex and change frequently, and the information in this Appendix may be outdated when the PSUs vest and/or are settled and/or the Participant sells any shares of Capital Stock issued pursuant to the vested PSUs.
Participant may also be subject to reporting, notification or other obligations related to foreign asset/account reporting, exchange control or other laws not described in this Appendix. Alphabet therefore strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan.
In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation. As a result, Alphabet cannot assure the Participant of any particular result. The Participant is therefore advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.
Finally, if the Participant is a citizen or resident of a country, or is considered a resident of a country, other than that in which he or she is currently residing and/or working, or transfers residence and/or employment after the Grant Date, the information contained herein may not apply to the Participant in the same manner.

A.    ALL COUNTRIES OUTSIDE THE UNITED STATES
TERMS AND CONDITIONS
The following additional terms and conditions will apply to the Participant if he or she resides in any country outside the United States.
Taxes. The following language replaces Part II, Section 4(a) and 4(b) of the Agreement:
The Participant acknowledges that, regardless of any action Alphabet or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed applicable to the Participant (the “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by Alphabet or the Employer. The Participant further acknowledges that Alphabet and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs or the underlying shares of Capital Stock, including, but not limited to, the grant, vesting or settlement of the PSUs, the issuance of shares of Capital Stock upon settlement of the PSUs, the subsequent sale of shares of Capital Stock acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to tax in more than one jurisdiction, the Participant acknowledges that Alphabet and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Unless the Participant is a Section 16 Person, prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to Alphabet and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes Alphabet and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following:
(a)withholding from the Participant’s wages or other cash compensation paid to him or her by Alphabet and/or the Employer; or
(b)requiring the Participant to make a payment in a form acceptable to Alphabet in an amount equal to the withholding obligations for Tax-Related Items; or
(c)withholding from proceeds of the sale of shares of Capital Stock acquired upon vesting/settlement of the PSUs either through a voluntary sale or through a mandatory sale arranged by Alphabet (on the Participant's behalf pursuant to this authorization without further consent); or
(d)withholding in shares of Capital Stock to be issued upon vesting/settlement of the PSUs.
If the Participant is a Section 16 Person at the time the PSUs, or a portion thereof, are settled, or at the time of any other relevant taxable or tax withholding event under the Plan, as applicable, then Part II, Section 4(b) of the Agreement shall govern with respect to satisfaction of all Tax-Related Items.
Alphabet may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Participant's country, in which case the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the Capital Stock equivalent), or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-

Related Items directly to the applicable tax authority or to Alphabet and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Capital Stock, for tax purposes, the Participant will be deemed to have been issued the full number of shares of Capital Stock subject to the vested PSUs, notwithstanding that a number of the shares of Capital Stock is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.
Finally, the Participant agrees to pay to Alphabet or the Employer any amount of Tax-Related Items that Alphabet or the Employer may be required to withhold or account for as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. Alphabet may refuse to issue or deliver the shares of Capital Stock or the proceeds of the sale of shares of Capital Stock, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
Nature of Grant. In accepting the PSUs, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by Alphabet, it is discretionary in nature and it may be modified, amended, suspended or terminated by Alphabet at any time, to the extent permitted by the Plan;
(b)the PSU grant is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted in the past;
(c)all decisions with respect to future PSU grants, if any, will be at the sole discretion of Alphabet;
(d)the PSU grant and the Participant’s participation in the Plan shall not create a right to employment or other service relationship with Alphabet;
(e)the PSU grant and the Participant's participation in the Plan shall not be interpreted as forming or amending an employment or service contract with Alphabet or the Employer, and shall not interfere with the ability of Alphabet, the Employer or any Subsidiary or affiliate of Alphabet, as applicable, to terminate the Participant's employment or service relationship;
(f)the Participant is voluntarily participating in the Plan;
(g)the PSUs and the shares of Capital Stock subject to the PSUs, and the income from and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to Alphabet or the Employer, and which is outside the scope of the Participant’s employment or service contract, if any;
(h)the PSUs and the shares of Capital Stock subject to the PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(i)unless otherwise agreed with Alphabet in writing, the PSUs and the shares of Capital Stock subject to the PSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or affiliate of Alphabet;
(j)the PSUs and the shares of Capital Stock subject to the PSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, leave-related payments, holiday top-up, pension or retirement or welfare benefits or similar mandatory payments;
(k)the future value of the underlying shares of Capital Stock is unknown, indeterminable and cannot be predicted with certainty;
(l)no claim or entitlement to compensation or damages shall arise from (i) forfeiture of the PSUs resulting from termination of the Participant’s employment or service (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any) and/or (ii) the forfeiture or cancellation of the PSUs and/or recoupment of any shares of Capital Stock, cash or other benefits acquired under the Plan resulting from the application of any recoupment policy Alphabet may adopt and/or amend from time to time, or any recovery or clawback policy otherwise required by applicable laws, rules, regulations or stock exchange listing standards;
(m)for purposes of the PSUs, the Participant's Termination Date will be the date he or she is no longer actively providing services to Alphabet, the Employer or any of the other Subsidiaries or affiliates of Alphabet (regardless of the reason for such termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any) and unless otherwise determined by Alphabet, such date will not be extended by any notice period (e.g., the Participant's period of employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under applicable laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Participant's PSU Grant (including whether the Participant may still be considered to be providing services while on a leave of absence);
(n)unless otherwise provided in the Plan or by Alphabet in its discretion, the PSUs and the benefits evidenced by this Agreement do not create any entitlement to have the PSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Capital Stock; and
(o)neither Alphabet, the Employer nor any Subsidiary or affiliate of Alphabet shall be liable for any foreign exchange rate fluctuation between the Participant's local currency and the United States Dollar that may affect the value of the PSUs or of any amounts due to the Participant pursuant to the vesting of the PSUs or the subsequent sale of any shares of Capital Stock acquired upon settlement.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the underlying shares of Capital Stock. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
Insider Trading Restrictions / Market Abuse Laws. The Participant a may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to accept, acquire, sell or otherwise dispose of shares of Capital Stock, rights to acquire shares of Capital Stock (e.g., PSUs) or rights linked to the value of shares of Capital Stock during such times as the Participant is considered to have “inside information” regarding the Company as defined by or determined under the laws or regulations in the applicable jurisdictions. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities, where third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to the Trading Policy described in Part II, Section 12 of the Agreement. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions and that he or she should speak to his or her personal legal advisor regarding this matter.
Foreign Asset / Account Reporting Requirements, Exchange Controls and Tax Requirements. The Participant’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold shares of Capital Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Capital Stock) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain time after receipt. In addition, the Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of shares of Capital Stock. The Participant acknowledges that it is the Participant's responsibility to be compliant with all such requirements, and the Participant should consult his or her personal legal and tax advisors, as applicable, to ensure his or her compliance.
Issuance of Shares. If advisable due to local law requirements, the Committee, in its sole and absolute discretion, may require the immediate forced sale of the shares of Capital Stock issuable upon settlement of the PSUs. Alternatively, unless otherwise set forth in this Appendix, the Committee, in its sole and absolute discretion, may determine to pay out the PSUs in cash equal to the Fair Market Value of the shares of Capital Stock underlying the PSUs.
Imposition of Other Requirements. Alphabet reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any shares of Capital Stock acquired under the Plan, to the extent Alphabet determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Language. The Participant acknowledges and represents that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so that the Participant understands the terms of the Plan and this Agreement and any other documents related to the Plan. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
Notice of Venue. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
Electronic Delivery and Participation. Alphabet may, in its sole discretion, decide to deliver any documents related to current or future participation by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Alphabet or another third party designated by Alphabet.

B.    COUNTRY-SPECIFIC ADDITIONAL TERMS AND CONDITIONS
ARGENTINA
Labor Law Acknowledgement. In accepting the PSUs, the Participant acknowledges and agrees that the grant of the award is made by Alphabet (and not the Employer) in its sole discretion and that the value of the PSUs or any shares of Capital Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (a) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (b) any termination or severance indemnities or similar payments. If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on the relevant vesting date(s).
Securities Law Information. Neither the PSUs nor the underlying shares of Capital Stock are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores). Neither this Appendix nor any other offering material related to the PSUs nor the underlying shares of Capital Stock may be utilized in connection with any general offering to the public in Argentina. Argentine residents who are granted PSUs under the Plan do so according to the terms of a private offering made from outside Argentina.
AUSTRALIA
Securities Law Information. This offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).
If the Participant offers shares of Capital Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.
AUSTRIA
There are no country-specific provisions.
BELGIUM
There are no country-specific provisions.
BRAZIL
Compliance with Law.  By accepting the PSUs, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the PSUs, the receipt of any dividends and/or dividend equivalents and the sale of shares of Capital Stock acquired under the Plan.
Labor Law Acknowledgment. By accepting the PSUs, the Participant agrees that he or she is (i) making an investment decision, and (ii) the value of the underlying shares of Capital Stock is not fixed and may increase or decrease over the Performance Period without compensation to the Participant. The Participant further agrees that, for all legal purposes, (i) the PSUs and underlying shares of Capital Stock are the result of commercial transactions unrelated to the Participant’s employment; (ii) the PSUs and underlying shares of Capital Stock are not a part of the terms and conditions of the Participant’s employment; and (iii) the income from the PSUs, if any, is not part of the Participant’s remuneration from employment.
CANADA
The following provision replaces Section (j) of Part A, “Nature of Grant” of this Appendix:
Except to the extent explicitly required under local employment standards legislation, the PSUs and the shares of Capital Stock subject to the PSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, leave-related payments, holiday top-up, pension or retirement or welfare benefits or similar mandatory payments.
The following provision replaces Section (l) of Part A, “Nature of Grant” of this Appendix:
Except to the extent explicitly required under local employment standards legislation, no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs resulting from termination of the Participant’s employment.
The following provision replaces Section (m) of Part A, “Nature of Grant” of this Appendix:
For purposes of the PSUs, except to the extent expressly provided in this Agreement or expressly required by applicable legislation, the Participant's employment or other service relationship will be considered terminated (regardless of the reason for such termination) and his or her right to vest in the PSUs under the Plan, if any, will terminate as of the date that is the earliest of (1) the date Participant is no longer employed by or providing services to the Company, Alphabet and any Subsidiary or affiliate of Alphabet; (2) the date Participant receives written notice of termination of employment; or (3) the date written notice of termination of is delivered to the Participant's last known address (together, the “Termination Date”). Except to the extent explicitly required by applicable legislation, the Termination Date will exclude of any notice period or period of pay in lieu of such notice required under statute, contract, common/civil law or otherwise. The Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which his or her right to vest terminates, nor will Participant be entitled to any compensation for lost vesting.
In case of any dispute as to whether termination of employment has occurred that cannot be reasonably determined under the terms of this Agreement and the Plan, the Committee will have sole discretion, subject to applicable legislation, to determine whether such termination of employment has occurred and the effective date of such termination. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the PSUs under the Plan, if any, will terminate effective as of the last day of his or her minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of his or her statutory notice period, nor will Participant be entitled to any compensation for lost vesting.
PSUs Settled in Shares Only. Notwithstanding any discretion contained in the Plan, PSUs granted to Participants in Canada shall be paid in shares of Capital Stock only and do not provide any right for the Participant to receive a cash payment.
The following provisions apply if the Participant resides in Quebec:
French Language Documents. A French translation of the Agreement, the Plan and relevant sections of this Appendix have been made available to the Participant. The Participant understands that, from time to time, additional information related to the PSUs may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Agreement, and unless the Participant indicates otherwise, the French translation of this document and certain other documents related to the PSUs will govern the Participant's participation in the Plan.
Employee Data Privacy.  The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or otherwise, involved in the administration and operation of the Plan. The Participant further authorizes Alphabet and any Subsidiary or affiliate of Alphabet to discuss and disclose the Participant's participation in the Plan with their advisors. The Participant further authorizes Alphabet and any Subsidiary or affiliate of Alphabet to record such information in his or her employee file. The Participant acknowledges and agrees that the Participant's personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, the Participant also acknowledges and authorizes Alphabet and any Subsidiary or affiliate, the administrator of the Plan and any third party brokers/administrators that are assisting Alphabet with the operation and administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.
Securities Law Information.  The Participant is permitted to sell shares of Capital Stock acquired through the designated broker under the Plan, if any, provided the resale of shares of Capital Stock acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the shares of Capital Stock are listed. The shares of Capital Stock are currently listed on the Nasdaq Global Select Market, which is located outside of Canada, and the shares of Capital Stock may be sold through this exchange.
CHILE
Securities Law Information.  The offer of the PSUs is effective as of the Grant Date. The offer of PSUs is made subject to general ruling n° 452 of the Chilean Commission for the Financial Market (the “CMF”). The offer refers to securities not registered at the Securities Registry or at the Foreign Securities Registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the PSUs are not registered in Chile, the Company is not required to provide public information about the PSUs or the shares of Capital Stock in Chile. Unless the PSUs and/or the shares of Capital Stock are registered with the CMF, a public offering of such securities cannot be made in Chile, unless the offer complies with the conditions set forth in general ruling n° 452.
COLOMBIA
Labor Law Acknowledgement. The Participant acknowledges that pursuant to Article 128 of the Colombia Labor Code, the Plan and related benefits do not constitute a component of “salary” for any purposes. The Plan and related benefits will not be included and / or considered for purposes of calculating any and all labor benefits, such as legal / fringe benefits, vacation, indemnities, payroll taxes, social insurance contributions (except as required by Article 30 of Law 1393/2010) and / or any other labor related amount which may be payable.
Securities Law Information. The shares of Capital Stock are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Capital Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
CROATIA
There are no country-specific provisions.
CZECH REPUBLIC
There are no country-specific provisions.

EGYPT
There are no country-specific provisions.
FINLAND
There are no country-specific provisions.
FRANCE
Consent to Receive Information in English.  By accepting the PSUs, the Participant confirms having read and understood the Plan and Agreement, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly.
En acceptant ces PSUs, le Titulaire de l’PSU confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Titulaire de l’PSU accepte les dispositions de ces documents en connaissance de cause.
GERMANY
There are no country-specific provisions.
GHANA
There are no country-specific provisions.
GREECE
There are no country-specific provisions.
HONG KONG
PSUs Settled in Shares Only. Notwithstanding any discretion contained in the Plan, PSUs granted to Participants in Hong Kong shall be paid in shares of Capital Stock only and do not provide any right for the Participant to receive a cash payment.
Sale of Shares.  If the PSUs vest within six months of the Grant Date, the Participant agrees that he or she will not dispose of the shares of Capital Stock acquired prior to the six-month anniversary of the Grant Date. The Participant understands that any shares of Capital Stock acquired at vesting are accepted as a personal investment.
Securities Law Information. WARNING:  The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this document, the Participant should obtain independent professional advice.  The PSUs and any shares of Capital Stock issued at settlement of the PSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees and consultants of the Company. The Agreement, including this Appendix, the Plan and other incidental communication materials distributed in connection with the PSUs (i) have not been prepared in accordance with and are not intended to constitute a

“prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, and (ii) are intended only for the personal use of the Participant and may not be distributed to any other person.
Nature of Scheme.  Alphabet specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
HUNGARY
There are no country-specific provisions.
ICELAND
There are no country-specific provisions.
INDIA
There are no country-specific provisions.
INDONESIA
Language Consent and Notification. By accepting the PSUs, the Participant (i) confirms having read and understood the documents relating to this grant (i.e., the PSU Details, the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation.
Persetujuan dan Pemberitahuan Bahasa. Dengan menerima pemberian Unit Saham Terbatas (PSUs) ini, Peserta (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, PSU Details, , Pemberitahuan Pemberian, Perjanjian Penghargaan dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya.
IRELAND
There are no country-specific provisions.
ITALY
Plan Document Acknowledgment.  By accepting the PSUs, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix. The Participant further acknowledges that he or she has read, understands and specifically and expressly accepts the following sections of the Agreement: Part II, Section 1, “Vesting of PSUs”; Part II, Section 4,

“Taxes”; Part II, Section 7, “PSUs Not Transferable”; Part II, Section 16, “Governing Law”; the “Taxes”, “Nature of Grant”, “Language” and “Imposition of Other Requirements” provisions in Part A of this Appendix.
JAPAN
There are no country-specific provisions.
KENYA
There are no country-specific provisions.
KOREA
There are no country-specific provisions.
KUWAIT
Securities Law Information. The Plan does not constitute the marketing or offering of securities in Kuwait pursuant to Law No. 7 of 2010 as amended (establishing the Capital Markets Authority) and its implementing regulations.
LITHUANIA
There are no country-specific provisions.
LUXEMBOURG
There are no country-specific provisions.
MALAYSIA
There are no country-specific provisions.
MEXICO
The following provision supplements Part A, “Nature of Grant” of this Appendix:
No Entitlement or Claims for Compensation.  By accepting the PSUs, the Participant understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.
Policy Statement.  The invitation that Alphabet is making under the Plan is unilateral and discretionary and, therefore, Alphabet reserves the absolute right to amend it and discontinue it at any time without any liability.
Alphabet, with registered offices at 1600 Amphitheatre Parkway, Mountain View, CA 94043, U.S.A., is solely responsible for the administration of the Plan and participation in the Plan and, in Participant’s case, the acquisition of shares of Capital Stock does not, in any way, establish an employment relationship between the Participant and Alphabet since the Participant is participating in the Plan on a wholly commercial basis and his or her sole Employer is a Mexican Subsidiary or affiliate of Alphabet, nor does it establish any rights between the Participant and the Employer.
Plan Document Acknowledgment.  By accepting the PSUs, the Participant acknowledges that he or she has received copies of the Plan and the Agreement, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, by signing the Agreement, the Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in Part A, “Nature of Grant” in this Appendix, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by Alphabet on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) Alphabet and its Subsidiaries and affiliates are not responsible for any decrease in the value of the shares of Capital Stock underlying the PSUs.
Finally, the Participant hereby declares that he or she does do not reserve any action or right to bring any claim against Alphabet for any compensation or damages as a result of participation in the Plan and therefore grants a full and broad release to the Employer and Alphabet and its Subsidiaries and affiliates with respect to any claim that may arise under the Plan.
Spanish Translation
Reconocimiento de la Ley Laboral.  Estas disposiciones complementan la Parte A, « Nature of Grant » del Acuerdo:
Por medio de la aceptación de la las Unidades de Acción Restringida, quien tiene la opción manifiesta que entiende y acuerda que cualquier modificación del Plan o su terminación no constituye un cambio o desmejora en los términos y condiciones de empleo.
Declaración de Política.  La invitación por parte de Alphabet bajo el Plan es unilateral y discrecional y, por lo tanto, Alphabet se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin ninguna responsabilidad.
Alphabet, con oficinas registradas ubicadas en 1600 Amphitheatre Parkway, Mountain View, CA 94043, EE.UU., es la única responsable por la administración del Plan y de la participación en el mismo y, en el caso del que tien las Unidades de Acción Restringida, la adquisición de Acciones no establece de forma alguna, una relación de trabajo entre el que tiene la opción y Alphabet, ya que la participación en el Plan por parte del que tiene las Unidades de Acción Restringida es completamente commercial y su único patrón es una Subsidiaria o afiliada Mexicana de Alphabet, así como tampoco establece ningún derecho entre el que tiene la opción y el patrón.
Reconocimiento del Plan de Documentos. Por medio de la aceptación de las Unidades de Acción Restringida, el que tiene la opción reconoce que ha recibido copias del Plan, que el mismo ha sido revisado al igual que la totalidad del Acuerdo y, que ha entendido y aceptado las disposiciones contenidas en el Plan y en el Acuerdo.
Adicionalmente, al firmar el Acuerdo, el que tiene las Unidades de Acción Restringida reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la Parte A, « Nature of Grant » del Acuerdo, sección en la cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como sus

Subsidiarias o filiales no son responsables por cualquier detrimento en el valor de las Acciones en relación con las Unidades de Acción Restringida.
Finalmente, por medio de la presente quien tiene las Unidades de Acción Restringida declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y en consecuencia, otorga el más amplio finiquito a su patrón, así como a Alphabet, a sus Subsidiarias o filiales con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
Securities Law Information. Any PSUs offered under the Plan and the shares of Capital Stock underlying the PSUs have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico.  In addition, the Plan and any other document relating to any PSUs may not be publicly distributed in Mexico. These materials are addressed to the Participant only because of his or her existing relationship with the Company and its Subsidiaries and affiliates and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees and consultant of the Company or one of its Subsidiaries and affiliates, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
Securities Law Information. Warning: This is an offer of rights to receive shares of Capital Stock upon settlement of PSUs subject to the terms of the Plan and this Agreement. PSUs give the Participant a stake in the ownership of the Company. The Participant may receive a return if dividends are paid on the shares of Capital Stock.
If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors have been paid. The Participant may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.
The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing to participate in the Plan.
In addition, the Participant is hereby notified that the documents listed below are available for review on the Company’s “Investor Relations” website at https://abc.xyz/investor/ and/or go/morganstanley or go/schwab:
(i)    this Agreement which together with the Plan sets forth the terms and conditions of participation in the Plan;
(ii)    a copy of the Company’s most recent annual report (i.e., Form 10-K);
(iii)     a copy of the Company’s most recent published financial statements;
(iv)    a copy of the Plan; and
(v)    a copy of the Plan Prospectus.
A copy of the above documents will be sent to the Participant free of charge on written request to Global Equity Management at the Company at gem-help@google.com.
As noted above, the Participant is advised to carefully read the materials provided before making a decision whether to participate in the Plan. The Participant is also encouraged to contact his or her tax advisor for specific information concerning the Participant's personal tax situation with regard to Plan participation.
NIGERIA
There are no country-specific provisions.
NORWAY
There are no country-specific provisions.
PERU
The following provision supplements Part A, “Nature of Grant” of this Appendix:
Labor Law Acknowledgment. In accepting the PSUs, the Participant acknowledges and agrees that the PSUs are granted ex gratia for the purpose of rewarding the Participant as set forth in the Plan.
Securities Law Information. The grant of the PSUs is considered a private offering in Peru; therefore, neither the grant of the PSUs, nor the issuance of shares of Capital Stock at settlement of the PSUs, is subject to securities registration in Peru. For more information concerning this offer, please refer to the Plan, this Agreement, the Plan Prospectus and any other grant documents made available to the Participant by Alphabet. For more information regarding Alphabet, please refer to Alphabet’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov.
PHILIPPINES
Securities Law Information. The offer of PSUs is being made pursuant to an exemption from registration under the Philippines Securities Regulation Code approved by the Philippines Securities and Exchange Commission.
The Participant should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the shares of Capital Stock on the Nasdaq Global Select Market and the risk of currency fluctuations between the United States Dollar and the Participant’s local currency. In this regard, the Participant should note that the value of any shares of Capital Stock the Participant may acquire under the Plan may decrease after the shares are issued, and fluctuations in foreign exchange rates between the Participant’s local currency and the United States Dollar may affect the value of the PSUs or any amounts due to the Participant pursuant to the vesting of the PSUs or the subsequent sale of any shares of Capital Stock acquired upon vesting. The Company is not making any representations, projections or assurances about the value of the shares of Capital Stock now or in the future.
For further information on risk factors impacting the Company’s business that may affect the value of the shares of Capital Stock, the Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov/, as well as on the Company’s website at http://http://abc.xyz/investor/. In addition, the Participant may receive, free of charge, a copy of Alphabet’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to Alphabet’s stockholders on request to Global Equity Management at the Company at gem-help@google.com.
The Participant understands and agrees that any sale of shares of Capital stock acquired under the Plan must take place outside the Philippines, which will be the case if the shares of Capital Stock are sold on the Nasdaq Global Select Market on which the shares are currently listed.
Securities Law Restriction. Notwithstanding anything to the contrary in the Agreement, Alphabet retains the discretion to suspend vesting of the PSUs unless and until Alphabet receives all necessary approvals from the Philippines Securities and Exchange Commission to offer equity awards in the Philippines.
If vesting is suspended, once approval has been received and provided the Participant is employed by the Company, the Participant will receive a vesting credit for that portion of the PSUs that would have vested prior to obtaining approval from the Philippines Securities and Exchange Commission, if applicable, and the remaining portion of the PSUs will vest in accordance with the schedule set forth in the Grant Dates. If the Participant’s employment with the

Company terminates prior to the receipt of all necessary approvals from the Philippines Securities and Exchange Commission, any unvested PSUs will be forfeited.
POLAND
There are no country-specific provisions.
PORTUGAL
Language Consent. The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepts and agrees to the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. O Participant, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e do Contrato.
ROMANIA
Language Consent. By accepting the PSUs, the Participant acknowledges that the Participant is proficient in reading and understanding English and fully understands the terms of the Agreement, including this Appendix, the Plan and all other materials that the Participant may receive regarding participation in the Plan, which were provided in the English language. Participant accepts the terms of these documents accordingly.
RUSSIA
U.S. Securities Transaction.  The Participant understands that the PSUs shall be valid and this Agreement shall be concluded and become effective only when acceptance of this Agreement is received electronically or otherwise by Alphabet in the United States.
Securities Law Information.  The Agreement, including this Appendix, the Plan and all other materials that the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia. In no event will shares of Capital Stock be delivered to the Participant in Russia; instead, all shares of Capital Stock acquired upon vesting of the PSUs will be maintained on the Participant’s behalf in the United States.
SAUDI ARABIA
Securities Law Information. This Agreement and related Plan documents may not be distributed in Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of the Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Agreement. Prospective acquirers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If the Participant does not understand the contents of the Agreement, the Participant should consult an authorized financial advisor.
SENEGAL
There are no country-specific provisions.
SLOVAK REPUBLIC
There are no country-specific provisions.
SOUTH AFRICA
The following provision supplements Part A, “Taxes” of this Appendix:
Taxes. By accepting the PSUs, the Participant agrees to notify the Employer of the amount of any gain realized at vesting and settlement of the PSUs. If the Participant fails to advise the Employer of the gain realized at vesting and settlement of the PSUs, he or she may be liable for a fine. The Participant will be responsible for paying the difference between the actual tax liability and the amount withheld.
Securities Law Acknowledgement. In compliance with South African Securities Law, the Participant acknowledges that he or she has been notified that the documents listed below are available for review online as follows:
1.    Alphabet’s most recent Annual Report (Form 10-K) –http://abc.xyz/investor/
2.    Alphabet’s most recent Plan Prospectus - go/stock
The Participant acknowledges that he or she may have copies of the above documents provided to him or her, at no charge, on request to Global Equity Management at Google at gem-help@google.com.
SPAIN
Taxes. By accepting the PSUs, the Participant agrees that the amount of any payment on account payable by the Employer with respect to the vesting and settlement of the PSUs will be transferred to the Participant and withheld by Alphabet or the Employer.
The following provision supplements Part A, “Nature of Grant” of this Appendix:
Nature of Grant. By accepting the PSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan. The Participant further acknowledges having read and specifically accepts the conditions referred to in Part II, Section 1. “Vesting of PSUs” and Part A, “Nature of Grant” of this Appendix.
The Participant understands that Alphabet has unilaterally, gratuitously and in its sole discretion decided to grant PSUs under the Plan to individuals who may be employees or consultants of Alphabet or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind Alphabet or any of its Subsidiaries or affiliates on an ongoing basis. Consequently, the Participant understands that the PSUs are granted on the assumption and condition that the PSUs or the shares of Capital Stock acquired upon vesting shall not become a part of any employment contract (either with Alphabet or any of its Subsidiaries or affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the PSUs shall be null and void.
Further, the Participant understands that vesting of the PSUs are subject to the Participant being employed by or otherwise providing services to the Company on the relevant vesting date, such that if the Participant’s employment terminates for any reason, except death, the PSUs will cease vesting immediately effective on the date of cessation of active employment by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause (i.e., subject to a “despido improcedente”), disciplinary dismissal without cause, individual or collective dismissal for disciplinary or objective reasons with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the PSUs. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
SWEDEN
The following provisions supplement Part II, Section 4 of the Agreement:
Taxes. Without limiting Alphabet’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Part II, Section 4 of the Agreement and the “Taxes” section of Part A of this Appendix, the Participant authorizes the Company and/or the Employer to withhold shares of Capital Stock or to sell shares of Capital Stock otherwise deliverable to the Participant upon settlement of PSUs to satisfy Tax-Related Items, regardless of whether Alphabet and/or the Employer have an obligation to withhold such Tax-Related Items.
SWITZERLAND
Securities Law Information. Neither this document nor any other materials relating to the PSUs (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
TAIWAN
There are no country-specific provisions.
THAILAND
There are no country-specific provisions.
TURKEY
Securities Law Information.  The Participant understands and agrees that he or she is not permitted to sell any shares of Capital Stock acquired under the Plan in Turkey. The shares of Capital Stock are currently listed on the

Nasdaq Global Select Market, which is located outside of Turkey, and the shares of Capital Stock may be sold through this exchange.
UGANDA
There are no country-specific provisions.
UKRAINE
There are no country-specific provisions.
UNITED ARAB EMIRATES
Securities Law Information. This Appendix, the Agreement, the Plan and any other documents the Participant may receive in connection with his or her participation in the Plan are intended only for distribution to select employees and consultants of Google FZ LLC (“Google Dubai”) located at Office No. 220, Second Floor, Building No. 09, Dubai Internet City, Dubai, United Arab Emirates (“UAE”) and must not be delivered to, or relied on, by any other person.
The PSUs to which this Agreement relates are granted under the Plan only to employees and consultants of Google Dubai who meet the eligibility requirements in the Plan and is intended to provide such individuals with an incentive to contribute to the success of the Company.
Any securities (i.e., shares of Capital Stock) acquired at vesting of the PSUs may be subject to restrictions on their resale. Prospective acquirers of the securities offered should conduct their own due diligence with respect to the securities. If the Participant does not understand the contents of this statement, the Plan or the Agreement, including this Appendix, he or she should consult an authorized financial advisor.
The Participant should be aware that neither the UAE Central Bank, nor the Emirates Securities and Commodities Authority, nor any other licensing authority or government agency in the UAE has responsibility for reviewing or verifying any documents in connection with this statement, the Plan or the Agreement. Neither the Ministry of the Economy nor the Dubai Department of Economic Development have approved this statement, the Plan or the Agreement or taken any steps to verify the information set out in these documents and have no responsibility for such documents. Further, the information contained in these documents is not intended to lead to the issue of any securities within the territory of the UAE.
UNITED KINGDOM
The following provisions supplement Part II, Section 4 of the Agreement:
Taxes. Without limitation to Part II, Section 4 of the Agreement or the “Taxes” section of Part A of this Appendix, the Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by Alphabet or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified Alphabet and the Employer against any Tax-Related Items that they are required to pay or withhold on the Participant's behalf or have paid or will pay to HMRC (or any other tax authority or other relevant authority) on the Participant's behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the Participant may not be able to indemnify Alphabet or the Employer for the amount of any Tax-Related Items not collected from or paid by the Participant as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days after the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute an additional benefit to the Participant on which additional income tax and national insurance contributions may be payable. The Participant acknowledges that he or she will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying Alphabet or the Employer, as applicable, for the value of any employee national insurance contributions due on this additional benefit, which Alphabet or the Employer may recover from the Participant by any of the means referred to in the “Taxes” section of Part A of this Appendix.
VIETNAM
PSUs Settled in Cash Only. Notwithstanding anything to the contrary in the Agreement, PSUs granted to Vietnamese citizen Participants working or residing in Vietnam shall be settled in cash only. The Participant will have no entitlement to receive shares of Capital Stock in connection with his or her vested GSUs and/or dividend equivalents. Instead, on the settlement date, the Participant will receive in cash the value of the underlying shares of Capital Stock at vesting, less any Tax-Related Items and broker’s fees or commissions, which will be remitted to the Participant via local payroll.
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